                                                                      Exhibit 16

                                             Partnership of:
      DALE MATHESON         Robert J. Burkart, Inc.   James F. Carr-Hilton, Ltd.
CARR-HILTON LABONTE         Alvin F. Dale, Ltd.       Peter J. Donaldson, Inc.
                            Wilfred A. Jacobson, Inc. Reginald J. LaBonte, Ltd.
Chartered Accountants       Robert J. Matheson, Inc.  Fraser G. Ross, Ltd.
                            Brian A. Shaw, Inc.       Anthony L. Soda, Inc.
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February 6, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read the  statements  about  our firm  included  under  Item 4.01 in the
current  report  on  Form  8K/A,   dated  February  6,  2006,  of   Neuro-Hitech
Pharmaceuticals,  Inc. to be filed with the Securities  and Exchange  Commission and are in agreement with the statements contained therein.

Yours truly,

"DALE MATHESON CARR-HILTON LABONTE"

DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS